UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 7, 2016 (March 3, 2016)

KATE SPADE & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-10689	13-2842791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Park Avenue, New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 354-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.       DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

In conjunction with the transformation of Kate Spade & Company (the “Company”) to a mono-brand business, on March 3, 2016, the Company’s Board of Directors appointed Thomas Linko, Senior Vice President and Chief Financial Officer, as the Company’s principal accounting officer, effective March 25, 2016.  Mr. Linko will assume this additional role while remaining in his current position as Chief Financial Officer of the Company, which he has held since October 2014.  Mr. Linko will continue to report to George Carrara, the Company’s President and Chief Operating Officer.

Mr. Linko, 43, has more than 20 years of experience in retail finance and operations.  He joined the Company in July 2012 as Chief Financial Officer for the Company’s Juicy Couture operations, leading Juicy Couture’s Finance, Store Operations, Planning & Allocation, Real Estate, Commercial Operations and Order Management functions.  Prior to that, Mr. Linko was the Chief Financial Officer of Delta Galil, a global manufacturer and marketer of private label apparel products for men, women and children.  In addition, Mr. Linko spent 12 years at Tommy Hilfiger, where he oversaw the financial operations of the U.S. and Canadian Wholesale and Retail Divisions as the Senior Vice President of Finance for Tommy Hilfiger North America.  Mr. Linko is a Certified Public Accountant.

The terms of Mr. Linko’s employment with the Company remain as described in the Company’s Definitive Proxy Statement on Schedule 14A dated April 9, 2015 and incorporated by reference into this Item 5.02.

Consequently, Michael Rinaldo, the Company’s Vice President, Corporate Controller and Chief Accounting Officer will be transitioning his responsibilities to Mr. Linko and leaving the Company effective March 25, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KATE SPADE & COMPANY

Date: March 7, 2016	By:	/s/ Timothy Michno
	Name:	Timothy Michno
	Title:	Senior Vice President - General Counsel and Secretary